Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-65549, 333-84331, 333-84341, 333-42670, 333-69376, 333-69374, 333-101104, 333-101105, 333-109275, 333-109278, 333-111089, 333-111090, 333-115478, 333-116869, 333-116870, 333-65551, 333-65571) pertaining to the amended and restated Stock Subscription Warrants, 1994 Stock Option Plan, 1995 International Employee Stock Purchase Plan, 1999 Stock Option Plan, 2001 Stock Option Plan, 2004 International Employee Stock Purchase Plan, Crystal Decisions, Inc. 1999 Stock Option Plan, and French Employee Savings Plan, and in the Registration Statement (Form S-3 No. 333-119662) of Business Objects, S.A. and in the related Prospectus of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Business Objects, S.A., Business Objects, S.A. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Business Objects, S.A. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

San Jose, California
March 14, 2005